                                                                     Exhibit 1.1

                          ARGOSY EDUCATION GROUP, INC.

                                 ______ Shares
                              Class A Common Stock
                               ($0.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                             _________ ___, 1999

Salomon Smith Barney Inc.
ABN AMRO Incorporated
As Representatives of the several Underwriters, c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

     Argosy Education Group, Inc., an Illinois corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, ____________ shares of Class A Common Stock, $0.01 par value, of the Company ("Class A Common Stock and, collectively with the Class B Common Stock, $0.01 par value, of the Company the "Common Stock") (said shares of Class A Common Stock to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). Michael C. Markovitz, the Chairman of the Company, (the "Selling Stockholder") proposes to grant to the Underwriters an option to purchase up to ___________ additional shares of Class A Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 19 hereof.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

          (a) The Company has prepared and filed with the Commission a registration statement (file number ___________) on Form S-1, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities.

     The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supple ments thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto) (a "Material Adverse Effect").

          (d) All of the Company's subsidiaries (as defined in the Act) are listed in an exhibit to the Registration Statement and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries". Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except, in each case, such as would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable; except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries other than PrimeTech are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (f) The Company's authorized equity capitalization is as set forth in the Prospectus under the heading "Capitalization;" the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the heading "Description of Capital Stock;" the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

          (h) This Agreement and the agreements, documents or instruments entered into by the Company in connection with the transactions described in the Prospectus under the caption "The Company" have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity, whether applied by a court of law or equity, and (ii) rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

          (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (j) Except as described in the Prospectus, no consent, approval, authorization, filing with or order of any court, regulatory body, administrative agency, accrediting agency or other governmental agency or body is required in connection with the transactions contemplated herein or the transactions described in the Prospectus under the caption "The Company," except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated or described in the Prospectus under the caption "The Company" nor the fulfillment of the terms hereof or the transactions described in the Prospectus under the caption "The Company" will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to (i) the charter or by-laws of the Company or any of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries of any court, regulatory body, administrative agency, accrediting agency, governmental agency or body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties, including, without limitation, The Higher Education Act of 1965, as amended, and the regulations promulgated thereunder (the "HEA"), except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity, whether applied by a court of law or equity, and (ii) rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

          (l) The issuance and sale of the Securities or the consummation of the other transactions contemplated herein or described in the Prospectus under the caption "The Company" will not require a review of the accreditation of any of the Company's schools or institutions by any accrediting agency (including, without limitation, the American Psychological Association), reauthorization, relicensure or recertification of any of the Company's schools by any state regulatory agency or recertification of the Company or any of its schools by the U.S. Department of Education. The issuance and sale of the

     Securities or the consummation of the other transactions contemplated by this Agreement or described in the Prospectus under the caption "The Company" will not constitute a "change of control" of the Company as defined in the HEA.

          (m) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (n) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities covered as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Financial and Other Data" in the Prospectus present fairly, on the basis stated in the Prospectus, the information included therein. The pro forma financial statements included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information (including Article 11 of Regulation S-X) and have been properly computed on the basis described therein; in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

          (o) No action, suit or proceeding by or before any court or governmental agency, authority or body (including, without limitation, the U.S. Department of Education) or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or described in the Prospectus under the caption "The Company" or (ii) could reasonably be expected to have a Material Adverse Effect.

          (p) Each of the Company and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (q) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
     (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, accrediting agency or body, governmental body (including, without limitation, the U.S. Department of Education), arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable which could reasonably be expected to have a Material Adverse Effect.

          (r) Arthur Andersen LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (s) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (t) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

          (u) No labor problem or dispute with the employees of the Company or any of the Subsidiaries exist or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, except such as would not reasonably be expected to have a Material Adverse Effect.

          (v) The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as the Company believes are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

          (w) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (x) Except as disclosed in the Prospectus, the Company and the Subsidiaries possess all accreditations, approvals, licenses, certificates, permits and other authorizations issued by the appropriate accrediting bodies and federal, state and foreign regulatory authorities, including, without limitations, all authorizations required for participation in federal aid programs under Title IV of the HEA ("Title IV Programs"), necessary to conduct their respective businesses (collectively, "Licenses"), and neither the Company nor any such Subsidiary has received any notice of proceedings, investigations or inquiries (or has knowledge of any facts that the Company believes would form a reasonable basis for any proceedings, investigations or inquiries) relating to the revocation or modification of any License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Company and the Subsidiaries are duly qualified under and in full compliance with all laws and regulations applicable to student financial aid programs in each jurisdiction in which such entity participates in student financial aid programs, with such exceptions as would not have a Material Adverse Effect; and no proceedings for the suspension, limitation or termination of any such entity's participation in any financial aid programs have been initiated or, to the Company's knowledge, threatened by any federal, state or foreign regulatory agency. Except as described in the Prospectus, each of the Company and the Subsidiaries (including any individual institution within any such entity) meets all applicable fiscal tests and/or bonding requirements imposed by state regulatory authorities. The Company and the Subsidiaries possess the accreditations set forth in the Prospectus and are licensed by each state in which they conduct business to operate schools and to grant degrees, diplomas and certificates to students in the respective jurisdiction of each such licensing agency; and to the best of the Company's knowledge after due inquiry, there is no threatened review, suspension, revocation or termination of such accreditations or licenses.

          (y) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient in all material respects for purposes of the prevention or detection of errors or irregularities in amounts that could be expected to be material to the Company's consolidated financial statements and the recording of transactions so as to permit the preparation of such consolidated financial statements in conformity with generally accepted accounting principles.

          (z) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (aa) The Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          (bb) Each of the Company and each of the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in

     Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, except in each case such as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except in each case such as would not, individually or in the aggregate, have a Material Adverse Effect.

          (cc) The Company and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus (a) to the Company's best knowledge, there are no rights of third parties to any such Intellectual Property; (b) to the Company's best knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) to the Company's best knowledge, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case such as would not, individually or in the aggregate, have a Material Adverse Effect.

          (dd) The Registration Statement includes the disclosure related to the Commission's Interpretive Release No. 33-7558 dated July 29, 1998 related to Year 2000 compliance.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

          (a) The Selling Stockholder now has valid and unencumbered title to all of the outstanding shares of capital stock of the Company, and on the Closing Date and any settlement date pursuant to Section 4 hereof will have, valid and unencumbered title to the Option Securities, in each case, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, including, without limitation, any restriction on transfer.

          (b) The Selling Stockholder now has, and on the Closing Date and any settlement date pursuant to Section 4 hereof will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Option Securities in the manner provided in this Agreement, and upon delivery of and payment for the Option Securities hereunder, the several Underwriters will acquire valid and unencumbered title to the Option Securities free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (c) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitutes valid and binding obligations of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, except to the extent that
     (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity, whether applied by a court of law or equity, and (ii) rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws.

          (d) Neither the execution and delivery of this Agreement by the Selling Stockholder nor the consummation of the transactions herein contemplated by the Selling Stockholder requires any consent, approval, authorization, filing with or order of any court, regulatory body, administrative agency, accrediting agency or other governmental agency or body except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated hereby and in the Prospectus or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is or may be bound or to which any of the Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to the Selling Stockholder or to any property or assets of the Selling Stockholder.

          (e) The Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (f) On the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under with they were made, not misleading; provided, however, that the Selling Stockholder makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto, in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          3. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_________ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to _________ Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Selling Stockholder, and payment therefor to the Selling Stockholder, shall be made as provided in Section 4 hereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

          4. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on _______, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and, with respect to any Option Securities, the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Company and, with respect to any Option Securities, the Selling Stockholder.

          If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholder will deliver the Option Securities (at the expense of the Selling Stockholder) to the Representatives on the date specified by the Representatives (which shall be not less than three nor more than seven Business Days after notice of exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder.
If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof as the Representatives shall reasonably request.

          5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          6. Agreements. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for the review of the Representatives prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notifica tion with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omis sion or effect such compliance; and (3) supply any supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

          (c) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purposes of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney, for a period 180 days following the Execution Time, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common

     Stock; provided, however, that the Company may issue and sell Class A Common Stock pursuant to any employee stock option plan or stock ownership plan of the Company in effect at the Execution Time and the Company may issue Class A Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification; (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of the counsel for the Underwriters relating to such filings); (viii) transportation and other expenses incurred by Company representatives in connection with presentations to prospective purchasers of the Securities;
     (ix) the fees and expenses of the Company's accountants and fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Notwithstanding the foregoing, the amounts payable by the Company pursuant to clauses (vi) and (vii) above, other than in respect of filing fees, shall not exceed $10,000.

     7. Agreements of the Selling Stockholder. The Selling Stockholder agrees with the several Underwriters as follows:

          (a) The Selling Stockholder will pay all federal and other taxes, if any, on the transfer or sale of the Option Securities to the Underwriters.

          (b) The Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date or any settlement date pursuant to Section 4 hereof, as the case may be, to satisfy all conditions precedent to the delivery of the Option Securities pursuant to this Agreement.

          (c) The Selling Stockholder will not, without the prior written consent of Salomon Smith Barney, for a period of 180 days following the Execution Time, offer, sell contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, except for the sale of the Option Securities to the Underwriters pursuant to this Agreement.

          (d) The Selling Stockholder will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Option Securities.

          (e) The Selling Stockholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing if, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder.

          8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement shall have become effective not later than
     (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of Kirkland & Ellis, counsel for the Company and the Selling Stockholder, dated the Closing Date and addressed to the Representatives, as set forth below.

               (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is qualified to do business and is in good standing in the jurisdictions set forth on Exhibit A to such opinion. While such counsel has not been engaged to investigate whether the Company and its Subsidiaries are required to qualify to do business in any other jurisdiction, such counsel affirms that such counsel does not have knowledge that has caused such counsel to conclude that the Company or any of its subsidiaries has failed to qualify in any jurisdiction in which it is required to do so and that such failure is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

               (ii) Each of the Company and its Subsidiaries has the corporate power to own and lease its properties and to conduct its business as described in the Prospectus.

               (iii) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

               (iv) The Company's authorized capital stock (including its authorized common stock) is as set forth under the heading "Capitalization" in the Prospectus and conforms in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus.

               (v) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable.

               (vi) The issuance by the Company of the Securities has been duly authorized and, when appropriate certificates representing the Securities are duly countersigned by the Company's transfer agent/registrar and delivered against payment of the agreed consideration therefor in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable. The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market. The certificates for the Securities are in valid and sufficient form. The issuance of the Securities is not subject to any preemptive or other rights to subscribe for the Securities under the terms of the statute under which the Company is incorporated, under the Company's Articles of Incorporation or Bylaws or under any contractual provision of which such counsel has knowledge. Except as set forth in the Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

               (vii) Such counsel has no knowledge about any legal or governmental action, suit or proceeding by or before any court or governmental agency, authority, body or any arbitrator that is pending or threatened against the Company that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described.

               (viii) Such counsel has no knowledge about any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreements or other document to which the Company is a party or to which any of its property is subject that has caused such counsel to conclude that such document is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

               (ix) The information in the Prospectus under the heading "The Company," "Shares Eligible for Future Sale" and "Business - Legal Proceedings" to the extent that they summarize laws, governmental rules or regulations are accurate in all material respects.

               (x) A member of the Commission's staff has advised such counsel by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act on ____________, 1998 (the "effective date"), and such counsel has no knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. The Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

               (xi) This Agreement has been duly authorized, executed and delivered by the Company.

               (xii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (xiii) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of the Company or the Selling Stockholder in connection with the transactions contemplated herein, except such as have been obtained under the Act (it being understood that such counsel need express no opinion as to the matters described in Section 8(c)(ii), as to which Drinker, Biddle & Reath LLP is providing an opinion to the Underwriters).

               (xiv) The Company's execution and delivery of this Agreement and the Company's sale of the Securities to the Underwriters in accordance with this Agreement do not (i) violate the Company's Articles of Incorporation or Bylaws or any of the Subsidiaries or (ii) constitute a violation by the Company of any applicable provisions of statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of the Subsidiaries or any of its or their properties (except that such counsel expresses no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provision in this Agreement would be permitted), or (iii) breach, violate, result in the imposition of any lien, charge or encumbrance or result in a default under, any existing obligation of the Company under any of the agreements filed as an exhibit to the Registration Statement or any other indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement of which such counsel has knowledge (provided that such counsel expresses no opinion as to compliance with any financial test or cross-default provision in any such indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement).

               (xv) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of the Selling Stockholder.

               (xvi) The Custody Agreement constitutes the valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

               (xvii) To the knowledge of such counsel, the Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Option Securities.

               (xviii) The execution and delivery of this Agreement and the Custody Agreement by the Selling Stockholder and the sale by him of the Option Securities to the Underwriters in accordance with this Agreement do not constitute a violation by the Selling Stockholder of any applicable provision of any law, statute or regulation or conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel, in each case as applicable to the Selling Stockholder or his properties (except that such counsel expresses no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted).

               (xix) The Selling Stockholder is the sole registered owner of the Option Securities. Upon delivery of the Option Securities to the Underwriters against payments therefor as contemplated by this Agreement and registration of the Option Securities in the Underwriters' name in the stock records of the Company, the Underwriters will have acquired valid title to such Option Securities, free and clear of all adverse claims. For purposes of such opinion, such counsel has assumed that the Underwriters will have purchased the Option Securities in good faith and without notice of any adverse claim or defect in the validity of the Option Securities and that the Underwriters will take possession at the closing of the certificates representing the Option Securities and the instruments pursuant to which the Selling Stockholder has assigned the Option Securities. The term "adverse claim" as used in such opinion has the meaning given such term in Article 8 of the Uniform Commercial Code as adopted in the State of New York (the "UCC") and does not include (i) any claim which arises through the Underwriters or any person claiming through the Underwriters (such as any security interest the Underwriters may have granted in the Option Securities) and (ii) any adverse interest which would not be extinguished upon the purchase of the Option Securities by a person who qualifies as a "bona fide purchaser" or "protected purchase" under (S)8-303 of the UCC. Such counsel has no actual knowledge of the existence of any interest of the kind specified in clause (ii) of the preceding sentence. Such counsel has also assumed that the Representatives' rights are not limited by subsection (4) of Section 8-302 of the UCC.

     Such counsel shall also confirm that nothing has come to its attention that has caused it to conclude that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Selling Stockholder and public officials.

References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (c) The Company shall have furnished to the Representatives the opinion of Drinker, Biddle & Reath LLP, special United States education regulatory counsel for the Company, dated the Closing Date and addressed to the Representatives, as set forth below.

               (i) The statements in the Prospectus under the headings "Risk Factors--Substantial Dependence on Student Financial Aid; Potential Adverse Effects of Regulation," "--Potential Loss of Student Financial Aid in the Event of Failure to Meet Financial Responsibility Standards," "--Potential Loss of Student Financial Aid in the Event of High Student Loan Default Rates," "--Potential Adverse Consequences in the Event of a Failure to Maintain Accreditations," "--Potential Adverse Consequences in the Event of a Failure to Maintain State License or Authorizations," "--Potential Adverse Regulatory Consequences in the Event of a Change of Ownership or Control" and "Financial Aid and Regulation" and other references in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings with respect to the operation of educational institutions and the offering of programs of education, the participation in financial aid programs and the awarding of educational degrees, diplomas and certificates in the United States of America (collectively, "U.S. Regulatory Matters"), are accurate and fairly summarize the matters therein described in all material respects.

               (ii) Except as described in the Prospectus, no consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or regulatory agency or body under the HEA or any federal or state statute governing the authorization to operate, and award degrees, diplomas and certificates at, post-secondary educational institutions is required in connection with the transactions contemplated herein or described in the Prospectus under the caption "The Company."

               (iii) The issuance and sale of the Securities and the consummation of the transactions herein contemplated or described in the prospectus under the caption "The Company" and the fulfillment of the terms hereof or the transactions described in the Prospectus under the caption "The Company" will not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to (A) Title IV of the HEA; (B) any rule, regulation or requirement of the U.S. Department of Education promulgated under Title IV of the HEA; or (C) any state statute governing the authorization to operate, and award degrees, diplomas and certificates at, post-secondary educational institutions, except as described in the Prospectus.

               (iv) The issuance and sale of the Securities and the consummation of the other transactions contemplated herein or described in the Prospectus under the caption "The Company" will not require a review of the accreditation of any of the Company's schools, institutions or programs by any accrediting agency (including, without limitation, the American Psychological Association), reauthorization, relicensure or recertification of any of the Company's schools by any state regulatory agency or recertification of the Company or any of its schools by the U.S. Department of Education, except as described in the Prospectus.

               (v) The issuance and sale of the Securities and the consummation of the transactions herein contemplated or described in the Prospectus under the caption "The Company" and the fulfillment of the terms hereof or the transactions described in the Prospectus under the caption "The Company" will not constitute a change of ownership resulting in a "change of control" as defined in the HEA.

               (vi) To the best knowledge of such counsel after due inquiry, except as disclosed in the Prospectus, (i) the Company and the Subsidiaries have all necessary Licenses required for the Company and such Subsidiaries to participate in the Title IV Programs as described in the Registration Statements and the Prospectus; (2) there are no existing or threatened restriction or termination of any such institution's participation in the student loan programs administered by the U.S. Department of Education; (3) the Company and the Subsidiaries are duly qualified under and in material compliance with all applicable laws and regulations relating to the approval, authorization and operation of postsecondary educational institutions in each jurisdiction in which such entity participates in student financial aid programs, with such exceptions as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (4) no proceedings for the suspension, limitation or termination of any such entity's participation in any financial aid programs have been initiated or threatened by any federal, state or foreign regulatory agency; (5) the Company and the Subsidiaries possess the accreditations set forth in the Prospectus and are licensed by each state in which they conduct business to operate schools and to grant degrees, diplomas and certificates to students in the respective jurisdiction of each such licensing agency; and (6) there is no threatened review, suspension, revocation or termination of such accreditations or licenses.

          Such counsel shall also confirm that it has no reason to believe that on the Effective Date or at the Execution Time that the information contained in the Registration Statement related to U.S. Regulatory Matters or the statements in the Prospectus under the headings "Risk Factors-- Dependence on Canadian Financial Aid"; "_______ Potential Adverse Effects of Canadian Regulation" and "Financial Aid and Regulation" and other references in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings with respect to the operation of educational institutions and the offering of programs of education, the participation in financial aid programs and the awarding of educational certificates in Canada (collectively, "Canadian Regulatory Matters") contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that those portions of the Prospectus related to U.S. Regulatory Matters and Canadian Regulatory Matters as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that it is acknowledged and understood, and the opinion of such counsel may state, that such counsel are not admitted to practice law in Canada and do not have particular expertise in regard to Canadian Regulatory Matters.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (d) The Representatives shall have received from Katten Muchin & Zavis, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, dated as of the Closing Date, to the effect that the Selling Stockholder has carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Selling Stockholder has complied with the agreements and satisfied the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (g) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and the Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of signifi cance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the board of directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiaries as to transactions and events subsequent to May 31, 1998, nothing came to their attention which caused them to believe that:

                    (1) with respect to the period subsequent to May 31, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and the Subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the May 31, 1998 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from June 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues, income from operations or income before provision for income taxes or in total or per share amounts of net income of the Company and the Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                    (2) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information),
               Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiaries) set forth in the Registration Statement and the Prospectus, including the informa tion set forth under the captions "Summary Consolidated Financial and Other Data" and "Selected Historical Consolidated Financial and Other Data" in the Prospectus, agrees with the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and companies acquired by the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe S-X that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulations S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) The Company shall have received from Arthur Andersen LLP (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company for the seven quarters ending May 31, 1998, in accordance with Statement of Auditing Standards No. 71.

          (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 8 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer, director and stockholder of the Company addressed to the Representatives.

          (l) At the Execution Time, the transactions described in the Prospectus under the caption "The Company" shall have been consummated.

          (m) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 8 shall be delivered at the office of Katten Muchin & Zavis, counsel for the Underwriters, at 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661, on the Closing Date.

          9. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Stockholder will reimburse the Underwriters severally through Salomon Smith Barney on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          10.  Indemnification and Contribution.

          (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and provided, further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities if (i) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person if required by the Act, (ii) the Prospectus would have cured the defect giving rise to such loss, claim, damage or liability and (iii) the Underwriters were provided with sufficient quantities of the Prospectus a reasonable amount of time prior to written confirmation of the sale. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to this Section 10 shall be limited to an amount equal to the total net proceeds (before deducting expenses) received by such Selling Stockholder from the Underwriters for the sale of the Option Securities sold by such Selling Shareholder under the Registration Statement.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Selling Stockholder and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that, for purposes of this Section 8(b) and for purposes of Section 1(a), the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page 2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer and employee of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). In no event shall the liability of the Selling Stockholder under this Section 8(d) exceed the limit set forth in Section 8(a).

          11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in
Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this
Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Class A Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is, in each case, such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholder and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

          14. Notices. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney, Investment Banking Division, General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney, at 338 Greenwich Street, New York, New York, 10013; (ii) if sent to the Company, will be mailed, delivered or telefaxed to _____________ [facsimile number] and confirmed to it at _____________________, attention
of the Chairman; or (iii) if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to ______________________ [facsimile number] and confirmed to him at _______________________.

          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

          "Salomon Smith Barney" shall mean Smith Barney Inc. or Salomon Brothers Inc to the extent that either such party is a signatory to this Agreement.


                  [remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.


                              Very truly yours,

                              ARGOSY EDUCATION GROUP, INC.


                              By:_________________________________
                              Name:_______________________________
                              Its:________________________________



                              ____________________________________
                              Michael C. Markovitz

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
ABN AMRO Incorporated

By:  SALOMON SMITH BARNEY INC.


     By:_____________________
     Name:___________________
     Its:____________________


For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I
                                   ----------

                                                      Number of Underwritten
                                                         Securities to be
Underwriters                                                Purchased
------------
Salomon Smith Barney Inc. ........................
ABN Amro Incorporated.............................






                                                      ----------------------
               Total..............................
                                                      ======================

[Form of Lock-Up Agreement]                                            EXHIBIT A



                          Argosy Education Group, Inc.
                          ----------------------------
                        Public Offering of Common Stock
                        -------------------------------


                                                          ________________, 1998

Salomon Smith Barney Inc.
ABN AMRO Incorporated
As Representatives of the several Underwriters, c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Argosy Education Group, Inc., an Illinois corporation (the "Company"), Michael C. Markovitz, the Chairman of the Company, (the "Selling Stockholder") and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value (the "Class A Common Stock" and, collectively with the Class B Common Stock, $0.01 par value, of the Company, the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Class A Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                   Yours very truly,


                                   ______________________________________